Exhibit 8.01

June 18, 2013

NuStar Energy L.P.

19003 IH-10 West

San Antonio, Texas 78257

Ladies and Gentlemen:

We have acted as counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed offering and sale by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”), of debt securities of NuStar Logistics, L.P. (“NuStar Logistics Debt”), and of debt securities of NuStar Pipeline Operating Partnership L.P. (“NuPOP Debt”) as set forth in the Prospectus (the “Prospectus”) forming part of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) as of the date hereof. In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” in the Prospectus (the “Discussion”).

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the representatives of the Partnership.

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Paul Hastings LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the representation letter, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of Common Units, NuStar Logistics Debt and NuPOP Debt in this offering.

We hereby consent to the filing of this opinion as Exhibit 8.01 to the Registration Statement and to the reference to our firm and this opinion in the Discussion and under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Common Units, NuStar Logistics Debt and NuPOP Debt. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Paul Hastings LLP